Exhibit 1.4

SANPAOLO IMI S.p.A.

Report of the Board of Directors of Sanpaolo IMI
for Preference Shareholders on the Plan for Merger by Incorporation
of Sanpaolo IMI S.p.A. into Banca Intesa S.p.A.

The Banca Intesa securities referred to herein that will be issued in connection with the merger described herein have not been, and are not intended to be, registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption.  The Banca Intesa securities will be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act.

The merger described herein relates to the securities of two foreign (non-U.S.) companies and is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since Banca Intesa and Sanpaolo IMI are located in Italy, and some or all of their officers and directors may be residents of Italy or other foreign countries. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Banca Intesa may purchase securities of Sanpaolo IMI otherwise than in the merger, such as in open market or privately negotiated purchases.

This communication contains forward-looking information and statements about Sanpaolo IMI S.p.A. and Banca Intesa S.p.A. and their combined businesses after completion of the proposed business combination. Forward-looking statements are statements that are not historical facts.  These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates” and similar expressions.  Although the managements of Sanpaolo IMI S.p.A. and Banca Intesa S.p.A. believe that the expectations reflected in such forward-looking statements are reasonable, investors and holders of Sanpaolo IMI S.p.A. and Banca Intesa S.p.A. shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanpaolo IMI S.p.A. and Banca Intesa S.p.A., that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include those discussed or identified in the public documents sent by Sanpaolo IMI S.p.A. and Banca Intesa S.p.A. to CONSOB and under “Risk Factors” in the annual report on Form 20-F for the year ended December 31, 2005 filed by Sanpaolo IMI S.p.A. with the SEC on June 29, 2006.  Except as required by applicable law, neither Sanpaolo IMI S.p.A. nor Banca Intesa S.p.A. undertakes any obligation to update any forward-looking information or statements.

Shareholders,

You are called to a Special Meeting pursuant to art. 2376 of the Italian Civil Code in order to resolve upon the merger by incorporation of Sanpaolo IMI S.p.A. into Banca Intesa S.p.A., which will be carried out according to the Merger Plan, prepared in compliance with art. 2501, sub-section 3 of the Italian Civil Code, illustrated in the Report of the Board of Directors prepared in compliance with art. 2501, sub-section 5 of the Italian Civil Code, and submitted to the Extraordinary Shareholders’ Meeting of Sanpaolo IMI S.p.A.

This Merger Plan calls for shareholders of Sanpaolo IMI S.p.A. to be assigned 3.115 newly issued ordinary shares of Banca Intesa S.p.A. with a nominal value of 0.52 euro each per every one ordinary or preference share of Sanpaolo IMI S.p.A. with a nominal value of 2.88 euro each subsequent to the completion of the transaction.

As a consequence of the merger, Banca Intesa S.p.A. will adopt the Articles of Association attached to the Merger Plan.

We refer you to the above-mentioned documents for further information, and invite you to approve the resolutions of the Extraordinary Shareholders’ Meeting regarding the merger insofar, as it lies within your charge.

SANPAOLO IMI S.p.A.
Il Presidente del Consiglio di Amministrazione

(Enrico Salza)